Agreement
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This Agreement, made and entered into this 31st day of August 2001, is by and between William Otto, 'Artist', whose address is 14611 N. 25th Street, Phoenix, AZ 85032; and Innovatia, Inc. dba 'Broadcast Art Show', 5655 S. Yosemite St., #109 Greenwood Village, Co. 80111 ('BAS').

For good and valuable consideration, mutually acknowledged, Artist and BAS agree as follows:

1. Artist licenses unto BAS the right to use those certain digital images of personal artworks Artist currently displays on his/her web site or other web sites, as "Sample Art" on BAS' website(s), including www.broadcastartshow.com
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and www.artistupload.com; except as noted below. Artist authorizes BAS to
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download such images directly from source websites. It is agreed that Artist may withdraw this authority upon 7 days notice by telephone, email or U.S. Mail, and BAS agrees to promptly remove such images from its websites upon notification and request.

2. Artist further licenses BAS to receive, create from slides, modify and display high-resolution digital images of mutually agreed upon artwork(s) in commercial venues for a period of one year from this date. Artist is aware that BAS will, in some cases, include his/her artwork in a compilation on cd-rom or dvd, and that it would be impossible to remove a specific artwork from such a medium without great effort and burden. For this reason this authority is made for one full year.

a. any slides, images or digital files received by BAS will be used solely for the purpose of display. Upon expiration of such rights, BAS agrees to either return such files/images/slides to Artist or destroy them, as elected by Artist. In no event will BAS use its possession of such images to create prints, copies or any other reproductions without specific, written authority from Artist.

b. BAS will use its best efforts to prevent unauthorized interception of subject digital files being transmitted or displayed in conjunction with BAS. However, both parties recognize that electronic media are an evolving industry and that 'hackers' are a menace that could overcome existing safeguards. Therefore, BAS shall bear no liability for the theft of such files so long as it exercises reasonable care in protecting such transmissions/displays from interception.

Artist warrants that the artwork(s) made the subject of this Agreement are his/her original work, and that he/she is the sole owner of the works and has full right and authority to enter into this Agreement.

Agreed to this 31st day of August, 2001.

/s/ William Otto, Artist

/s/ Bruce Penrod, for Innovatia, Inc.

Subject Art:
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Exclusions or limitations: n/a

Authorized for projection:  *see attached sheet

                                 William S. Otto
                            Dimensions of the Surreal
                              14611 N. 25th Street
                                Phoenix, AZ 85032
                                  602-867-8750
                                 wsotto@rni.net
                              www.williamsotto.com


Bruce Penrod
Innovatia, Inc. dba Broadcast Art Show
5655 S. Yosemite Street, Suite 109
Greenwood Village, CO 80111

Dear Bruce,

Below is a list of TIF images I am sending you sample of works I feel would best representative of my art.

I look forward to how Broadcast Art Show progresses in it's development and implementation.

Sincerely,

/s/ Bill Otto

List of Images:

Inventory Name:    Art Work Title              Media
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FA1                Apotheosis                  Pastel and airbrushed
                                               acrylic on Watercolor board.

FA4                Reflections On a            Digital Photo-illustration in
                   Winters Day                 development as pastel and
                                               Airbrushed acrylic
                                               Masonite panel

FA6                Flight To Infinity          Digital Photo-illustration in
                                               development as pastel and
                                               Airbrushed acrylic
                                               Masonite panel

FA7                Navigating Back Home        Pastel and airbrushed
                                               acrylic on Watercolor board.

FA8                Visitation                  Pastel and airbrushed
                                               acrylic on Watercolor board.

FA11                                           The Electric Ice
                                               Cube Pastel and
                                               airbrushed acrylic
                                               on Watercolor
                                               board.

FA13               To Touch is To Know         Digital Photo-illustration in
                                               development as pastel and
                                               Airbrushed acrylic
                                               Masonite panel

Images available as giclee prints or other forms of reproduction as determined by the artist.